CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS IN

NUMBER

# BURGERFI

WARRANTS

CUSIP 12122L 11 9

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

This certifies that ____________________________________, or registered assigns, is the registered holder of ______________ warrants ("Warrants" and each a "Warrant") to purchase common stock, par value $0.0001 per share ("Common Stock").

Each Warrant entitles the holder, upon exercise during the Exercise Period set forth in the Warrant Agreement referred to below, to purchase from BurgerFi International, Inc. (the "Company") one share of Common Stock at the exercise price the ("Exercise Price") determined pursuant to the Warrant Agreement, payable in lawful money (or through "cashless exercise" as provided for in the Warrant Agreement, dated as of March 13, 2018, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement")) upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

The number of shares of Common Stock issuable on exercise of the Warrant is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Exercise Price is $11.50 per share of Common Stock. The Warrant Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions and exceptions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Corporate Secretary

BURGERFI INTERNATIONAL, INC. CORPORATE SEAL 2017 DELAWARE

Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
NEW YORK, N.Y.
WARRANT AGENT

BY

AUTHORIZED SIGNATURE

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to purchase shares of Common Stock and are issued or to be issued pursuant to the Warrant Agreement duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Exercise Price as specified in the Warrant Agreement (or through "cashless exercise" as provided for in the Warrant Argreement) at the principal office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agrement provides that upon the occurrence of certain events the number of Warrants and the Exercise Price may, subject to certain conditions, be adjusted.

Warrant Certificates, when surrendered at the principal office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election To Purchase
(To Be Executed Upon Exercise of Warrant)
(check applicable box)

☐ For Cash Exercise

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________________ shares of Common Stock and herewith tenders payment to the Warrant Agent for such shares of Common Stock for the benefit of the Company in the amount of $_______________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ______________________________, whose address is ______________________________ and that such shares of Common Stock be delivered to ____________________ ____________________, whose address is____________ ______________________________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Warrants be registered in the name of ______________________________, whose address is ____________________ ______________________________, and that such Warrant Certificate be delivered to ______________________________ ________, whose address is ______________________________.

For Cashless Exercise

☐

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of ______________________________, whose address is ______________________________, and that such Warrant Certificate be delivered to ______________________________, whose address is ______________________________.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise or the Company requires cashless exercise upon redemption, the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise.

Date: ________________

(Signature) ______________________________

______________________________

(Address) ______________________________

(Tax Identification Number) ______________________________

Signature(s) Guaranteed:
By

______________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad 15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).